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                                                                   EXHIBIT 8.2

                             Troutman Sanders LLP
                          600 Peachtree Street, N.E.
                                  Suite 5200
                         Atlanta, Georgia 30308-2216

                               December 9, 1996


EnSys Environmental Products, Inc.
4222 Emperor Boulevard
Durham, North Carolina 27703

Ladies and Gentlemen:

     We have acted as counsel to EnSys Environmental Products, Inc., a corporation organized under the laws of Delaware ("EnSys"), in connection with the planned merger (the "Merger") of Strategic Diagnostics, Inc., a corporation organized under the laws of Delaware ("SDI"), with and into EnSys, pursuant to the Agreement and Plan of Merger, dated as of October 11, 1996, by and among EnSys and SDI (the "Agreement"). Terms used by not defined herein shall have the meanings specified in the Agreement.

     The Agreement and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 filed by EnSys with the Securities and Exchange Commission (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1993, as amended.

     In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and other such presently existing documents, records and matters of law as we have deemed necessary and appropriate in connection with the rendering of this opinion.

     In rendering this opinion, we have assumed, with our consent, the following:

     1. The authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as photostatic copies, the authenticity of the originals of such copies, the genuineness of all signatures, and the due execution and delivery of all documents;

     2.   The Merger will be effected in accordance with the Agreement; and

     3. The truth and accuracy of the representations, warranties and statements of fact,

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Ensys Environmental Products, Inc.
December 9, 1996
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made or to be made, by EnSys and SDI in connection with the Merger, including, without limitation, those set forth in the Agreement, those contained in the Officers' Certificate from EnSys dated December 9, 1996 and the letter to us from certain SDI shareholders dated December 2, 1996, and those contained in the Registration Statement on Form S-4 and related Prospectus filed by EnSys with the Securities and Exchange Commission on December 9, 1996 and that such representations, warranties and statements of fact are, and will be at the Effective Time, as set forth or as referred to in this opinion.

     On the basis of, and subject to, the foregoing and our consideration of such other matters of fact and law as we deemed necessary or appropriate, it is our opinion that, under presently applicable Federal income tax law:

     !.   The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     2. EnSys and SDI each will be a party to the reorganization within the meaning of Section 368(b) of the Code.

     Our opinion is based on existing law, including provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings and practices of the Internal Revenue Service, case law and judicial decisions interpreting the same. In addition, the authorities upon which we have relied are all subject to change and such change may have a retroactive effect. There can be no assurance as to changes in the law which could effect the Federal tax consequences of the Merger, future judicial interpretation of these laws which could effect this opinion or that a contrary position may not be taken by the Internal Revenue Service.

     This opinion is furnished to you solely for use in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the Federal income tax consequences of the Merger.

                                      Very truly yours,




                                      TROUTMAN SANDERS, LLP